                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported)             April 20, 2000
                                                        -----------------------

                             JAWS Technologies, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

Nevada                                               7371                                   98-0167013
----------------------------------------------------------------------------------------------------------
(State or other jurisdiction                      (Commission                        (I.R.S. Employer
of incorporation)                                File Number)                        Identification No.)

             1013-17th Avenue S.W. Calgary, Alberta, Canada T2T 0A7
--------------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code              (403) 508-5055
                                                         -----------------------



-------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On April 20, 2000, JAWS Technologies, Inc., a Nevada Corporation ("JAWS") entered into a Stock Purchase Agreement with Nucleus Consulting, Inc., an Illinois corporation (now named JAWS Inc.), and Charles A. Ehredt, the sole shareholder of JAWS, Inc. ("Ehredt") (the "Stock Purchase Agreement"). All of the conditions to the Stock Purchase Agreement have been satisfied or waived. Under the terms of the Stock Purchase Agreement, JAWS acquired 100% of the issued and outstanding shares of common stock, par value $1.00 of JAWS, Inc. for an aggregate purchase price of up to $4,000,000 in cash and shares of JAWS common stock (the "Common Stock"). The purchase price included closing payments of $250,000 in cash and the issuance of 142,857 shares of common stock (valued at $1,000,000, or $7.00 per share) to the former sole stockholder of JAWS Inc., and further includes (i) cash payments aggregating up to $750,000 and payable over the nine-month period following closing (which are contingent upon the former sole stockholder and president of JAWS Inc. remaining employed with JAWS) and (ii) shares issuances of up to 142,857 shares of Common Stock on each of the first and second anniversary dates of the closing (in each case, valued at $1,000,000, or $7.00 per share), subject to Ehredt's continuation of employment and the achievement of certain revenue and earnings milestones over the respective post-closing periods.

         JAWS Inc., a Chicago based company incorporated in 1994, is a consulting firm, which specializes in assisting clients in deploying cost-effective, reliable networked solutions on a global, national and local scale. JAWS Inc.'s client base includes objective through the use of the most privately held business and Fortune 500 companies.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a). and (b). The financial statements and pro forma financial information, required as part of this Current Report on Form 8-K are included herein commencing on page F-1.

(c)      Exhibits

         2.1 Stock Purchase Agreement, dated April 20, 2000, among JAWS Technologies, Inc., a Nevada corporation, Nucleus Consulting, Inc., an Illinois corporation, and Charles A. Ehredt.*

         23.1     Consent of Klayman & Korman, LLC

         99.1     Press Release, dated April 24, 2000.*

--------------
* Previously filed with the registrant's Current Report on Form 8-K, filed with the Commission on May 5,2000.

                             JAWS TECHNOLOGIES INC.
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                          (All amounts stated in $U.S.)

                                                                                 As at March 31, 2000
                                                                                                                         Jaws
                                                                                                                  Technologies, Inc.
                                                         JAWS              Nucleus          Note     Pro Forma        Pro Forma
                                                   Technologies, Inc.   Consulting Inc.  Reference  Adjustments     Consolidated
                                                       Unaudited          Unaudited                                   Unaudited
ASSETS
CURRENT ASSETS
Cash and short term deposits                         $  8,925,293       $          0        2.0     ($1,000,000)    $  7,925,293
Term deposits                                        $    437,970       $          0                         --     $    437,970
Accounts receivable                                  $    812,604       $    472,716                         --     $  1,285,320
Due from Related Parties                             $     76,486       $          0                         --     $     76,486
Prepaid expenses                                     $    222,361       $      8,783                         --     $    231,144
                                                     ---------------------------------------------------------------------------
                                                     $ 10,474,714       $    481,499                ($1,000,000)    $  9,956,213

Intangible Assets - Goodwill                         $ 17,132,051       $          0        2.0      $2,164,719     $ 19,296,770
Equipment and Leasehold Improvements (net)           $  1,249,083       $     72,284                                $  1,321,367
Investment                                           $     20,000       $          0                         --     $     20,000
                                                     ---------------------------------------------------------------------------
TOTAL ASSETS                                         $ 28,875,848       $    553,783                 $1,164,719     $ 30,594,350
                                                     ===========================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
CURRENT LIABILITIES
Bank Indebtedness                                    $    461,687       $      2,073                         --     $    463,760
Accounts payable and accrued liabilities             $  1,344,566       $    150,503        2.0      $  300,000     $  1,795,069
Current portion of capital leases                    $     53,992       $          0                         --     $     53,992
Due to related parties                               $    174,144       $     43,926                         --     $    218,070
Due to shareholders                                  $    235,743       $          0                         --     $    235,743
Income Tax Payable                                   $          0       $     88,000                         --     $     88,000
Deferred Income Taxes                                $          0       $    104,000                         --     $    104,000
Deferred Revenue                                     $          0       $     30,000                         --     $     30,000
                                                     ---------------------------------------------------------------------------
                                                     $  2,270,132       $    418,502                 $  300,000     $  2,988,634


Obligations under capital leases                     $    139,000       $          0                         --     $    139,000
                                                     ---------------------------------------------------------------------------
TOTAL LIABILITIES                                    $  2,409,132       $    418,502                 $  300,000     $  3,127,634

STOCKHOLDERS EQUITY (DEFICIENCY)
Share capital                                        $ 41,220,600       $      1,000        2.0      $1,000,000     $ 42,220,600
                                                                                            2.0     ($    1,000)
Cumulative translation adjustment                   ($    352,916)      $          0                         --    ($    352,916)
(Deficit) / Retained Earnings                       ($ 14,400,968)      $    134,281        2.0     ($  134,281)   ($ 14,400,968)
                                                     ---------------------------------------------------------------------------
                                                     $ 26,466,716       $    135,281                 $  864,719     $ 27,466,716

                                                     ---------------------------------------------------------------------------
TOTAL LIABILITIES & STOCKHOLDERS EQUITY              $ 28,875,848       $    553,783                 $1,164,719     $ 30,594,350
                                                     ===========================================================================


See accompanying notes to the unaudited pro forma consolidated financial statements.

                             JAWS TECHNOLOGIES INC.
              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                         (All amounts stated in $U.S.)


                                                                     Three Month Period ending March 31, 2000
                                                JAWS         Offsite Data      Nucleus      Note      Pro Forma   Jaws Technologies,
                                            Technologies,   Storage Inc. *   Consulting,  Reference  Adjustments    Inc. Pro Forma
                                                Inc.                            Inc.                                 Consolidated
                                              UNAUDITED       UNAUDITED       UNAUDITED                                UNAUDITED
REVENUE                                      $   651,982    $     31,177    $    403,521                    --       $  1,086,680
COST OF SALES                                $         0    $     22,573    $          0                    --       $     22,573

EXPENSES
Advertising & Promotion                      $   475,166    $     55,726    $          0                    --       $    530,892
General & Administration                     $ 3,295,802    $    139,160    $    337,412                    --       $  3,772,374
Sub-contracting Costs                        $         0    $          0    $          0                    --       $          0
                                             ------------------------------------------------------------------------------------
Loss before Interest, Financing Fees,
Depreciation & Amortization, & Provision
for Income Taxes                            ($3,118,986)   ($    186,281)   $     66,109                            ($  3,239,158)

Interest Expense & Amortization of
Deferred Financing Fees & Debt Discount      $    13,365    $          0    $          0                    --       $     13,365
Foreign Exchange (Gain) / Loss              ($   175,565)   $          0    $          0                    --      ($    175,565)
Depreciation & Amortization                  $ 1,063,265    $          0    $          0     3.0      $547,326       $  1,610,591
Provision for Income Taxes                   $         0    $          0    $     23,000                    --       $     23,000
                                             ------------------------------------------------------------------------------------
NET LOSS FOR THE PERIOD                     ($ 4,020,051)  ($    186,281)   $     43,109             ($547,326)     ($  4,710,550)
Net loss per common share                   ($      0.14)             --              --                    --      ($       0.16)


Weighted avg number of shares outstanding     28,774,888              --              --     2.0       142,587         28,917,475

* Numbers for Offsite represent results only for the period of January 1, 2000 to January 29, 2000.






See accompanying notes to the unaudited pro forma consolidated financial statements

                             JAWS TECHNOLOGIES INC.
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                          (All amounts stated in $U.S.)

                                 March 31, 2000



1. The accompanying unaudited pro forma consolidated financial statements have been prepared by management from the unaudited financial statements as at March 31, 2000 and for the 3 month period then ended of Jaws Technologies, Inc. (a Nevada corporation) ("Jaws"), and the unaudited financial statements of Offsite and Nucleus Consulting Inc (an Illinois Company) ("Nucleus"), as at March 31, 2000 and for the 3 month period ended March 31, 2000, together with other information available to the companies. In the opinion of the management of Jaws, these unaudited pro forma consolidated financial statements include all adjustments necessary for fair presentation in accordance with generally accepted accounting principles in the United States. These unaudited pro forma consolidated financial statements may not be indicative of the financial position or the results of operations that actually would have occurred if the events reflected therein had been in effect on the dates indicated nor of the financial position or the results of operations which may be obtained in the future.

     These unaudited pro forma consolidated financial statements should be read in conjunction with the audited and unaudited financial statements of the companies included elsewhere in this filing.

2. The unaudited pro forma consolidated balance sheet as at March 31, 2000 gives effect to the following assumptions and transactions outlined in this filing as if the effective dates of those transactions were March 31, 2000:

          The acquisition of all of the outstanding shares of Nucleus for $250,000 in cash and 142,857 shares of Jaws with an ascribed value of $1,000,000. The Company paid consideration of $750,000 into a trust which will be released on the third, sixth and nine month anniversaries of the closing of the transaction. In addition there is contingent consideration payable of 285,714 commons shares of the Company at an ascribed value of $7.00 per share or $2,000,000 in total. Half of the common share consideration will be released if the actual revenues and earnings before interest and taxes for the year ended April 20,2001 equal or exceed $3,500,000 and $800,000 respectively and the remaining share consideration will be released if actual revenues and earnings for the year ended April 20, 2002 equal or exceed $5,250,000 and $1,200,000 respectively. The contingent consideration has not been reflected in these consolidated financial statements, as the outcome of the contingent share consideration cannot be reasonably determined at this time

         The acquisition has been accounted for in these unaudited pro forma consolidated financial statements using the purchase method. The aggregate purchase price of $2,300,000 has been allocated to the net assets acquired based on their estimated fair values, as follows:

                                                    PURCHASE PRICE ALLOCATION
               ----------------------------------- ----------------------------
               Net assets acquired                                 $   135,281
               Goodwill                                            $ 2,164,719
               PURCHASE PRICE                                      $ 2,300,000
               Consideration:
               Common Shares of JAWS                               $ 1,000,000
               Cash                                                $ 1,000,000
               Acquisition Costs                                   $   300,000
               TOTAL CONSIDERATION                                 $ 2,300,000

3. The unaudited pro forma consolidated statement of income for the three month period ended March 31, 2000 gives effect to the acquisitions by Jaws as described in 2.0 above as if the transactions had occurred January 1, 2000. The following adjustments are reflected:

                             JAWS TECHNOLOGIES INC.
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                          (All amounts stated in $U.S.)

                                 March 31, 2000

     The amortization of goodwill attributable to the allocation of the purchase price of Nucleus and Offsite in excess of the carrying value of the net assets acquired, (see 2.0 above and the acquisition of Offsite) calculated on a straight-line basis over a period of three years.

4. The amounts shown in these unaudited pro forma consolidated financial statements for Pace and for Offsite have been translated into United States dollars from Canadian dollars at the period end rate for the balance sheet and the period average rate for the income statement.

                          INDEPENDENT AUDITORS' REPORTS





Board of Directors
Nucleus Consulting, Inc.
Chicago, Illinois

We have audited the accompanying balance sheets of Nucleus Consulting, Inc. as of December 31, 1999, 1998 and 1997, and the related statements of operations, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Nucleus Consulting, Inc. as of December 31, 1999, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.


February 10, 2000

/s/ Klayman & Korman, LLC

                            NUCLEUS CONSULTING, INC
                                 BALANCE SHEETS


                                                  March 31,         December 31,         December 31,          December 31,
                                                    2000                1999                 1998                  1997
                                               ----------------   ------------------  -------------------  ---------------------
                                                 (unaudited)          (audited)           (audited)             (audited)
ASSETS
Current assets
      Cash                                     $             0     $              0    $          85,594     $           16,171

      Accounts receivable                              472,716              371,584              321,184                313,367
      Prepaid expense                                    4,298                  807                3,465                  6,449
                                               ----------------   ------------------  -------------------  ---------------------

               Total current assets                    477,014              372,391              410,243                335,987

Property and equipment, net
      of accumulated depreciation                       72,284               78,186              107,467                100,363

Other assets
      Security deposits                                  4,485                4,485                4,485                  4,230
                                               ----------------   ------------------  -------------------  ---------------------


               Total assets                    $       553,783     $        455,062    $         522,195     $          440,580
                                               ================   ==================  ===================  =====================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
      Bank overdraft                           $         2,073     $          9,791    $               0     $                0
      Line of credit                                         0                    0               97,000                 49,694
      Current portion of long-term debt                      0                    0               20,000                 20,000
      Accounts payable                                 126,738              132,302              353,620                 74,620
      Accrued expenses                                  23,765               29,100               18,322                 38,420
      Due to officer                                    43,926               22,697                    0                      0
      Income tax payable                                88,000               88,000                    0                      0
      Deferred income taxes                            104,000               76,000                    0                  9,000
      Deferred revenue                                  30,000                    0                    0                      0
                                               ----------------   ------------------  -------------------  ---------------------

               Total current liabilities               418,502              357,890              488,942                191,734
                                               ----------------   ------------------  -------------------  ---------------------
Long-term liabilities
      Line of credit                                         0                    0               97,000                 49,693
      Long-term debt                                         0                    0               45,000                 65,000
      Deferred income taxes                                  0                5,000                    0                 11,000
                                               ----------------   ------------------  -------------------  ---------------------

               Total long-term liabilities                   0                5,000              142,000                125,693

Stockholders' equity                                   135,281               92,172             (108,747)               123,153
                                               ----------------   ------------------  -------------------  ---------------------

               Total liabilities and
                   stockholders' equity        $       553,783     $        455,062    $         522,195     $          440,580
                                               ================   ==================  ===================  =====================

                       See notes to financial statements.
                                       F-6

                            NUCLEUS CONSULTING, INC.
                            STATEMENTS OF OPERATIONS


                                                 Three months
                                                    ended              Year ended           Year ended          Year ended
                                                  March 31,           December 31,         December 31,        December 31,
                                                     2000                 1999                 1998                1997
                                              -------------------  -------------------  -------------------  ------------------
                                                 (unaudited)           (audited)            (audited)            (audited)
         Revenues                                     $  403,521          $ 3,434,719         $ 1,099,205         $  1,910,430


         Operating expenses                              337,412            2,854,913           1,330,620            1,857,964
                                              -------------------  -------------------  -------------------  ------------------


         Income (loss) from operations                    66,109              579,806            (231,415)              52,466
                                              -------------------  -------------------  -------------------  ------------------

         Other income (expense)
           Interest expense                                    0               (7,574)            (20,485)             (11,316)
           Interest income                                     0                  987                   0                    0
                                              -------------------  -------------------  -------------------  ------------------

                                                               0               (6,587)            (20,485)             (11,316)
                                              -------------------  -------------------  -------------------  ------------------

         Income (loss) before provision for
           income taxes                                   66,109              573,219            (251,900)              41,150

         Provision for income tax benefit
           (expense)                                     (23,000)            (169,000)             20,000              (12,500)

                                              -------------------  -------------------  -------------------  ------------------

         Net income (loss)                            $   43,109          $   404,219         $  (231,900)         $    28,650
                                              ===================  ===================  ===================  ==================




                       See notes to financial statements.

                            NUCLEUS CONSULTING, INC.
                 STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY


                                                           Common Stock (1)
                                                  --------------------------------
                                                                                         Retained
                                                     Shares            Amount         Earnings(defecit)       Total
                                                  --------------    --------------    -----------------  ----------------
Audited
-------
Balance, December 31, 1996                               40,475        $   35,000      $      59,503         $    94,503


Net Income                                                    0                 0             28,650              28,650
                                                  --------------    --------------    ---------------    ----------------


Balance, December 31, 1997                               40,475            35,000             88,153             123,153

Net loss                                                      0                 0           (231,900)           (231,900)

Shares granted under stock
  grant plan                                              3,166                 0                  0                   0
                                                  --------------    --------------    ---------------    ----------------

Balance, December 31, 1998                               43,641            35,000           (143,747)           (108,747)

Net income                                                    0                 0            404,219             404,219

Repurchase and retirement of
  common stock                                          (35,550)          (34,000)          (169,300)           (203,300)
                                                  --------------    --------------    ---------------    ----------------

Balance, December 31, 1999                                8,091             1,000             91,172              92,172

Unaudited
---------
Net income                                                    0                 0             43,109              43,109
                                                  --------------    --------------    ---------------    ----------------


Balance, March 31, 2000                                   8,091        $    1,000      $     134,281         $   135,281
                                                  ==============    ==============    ===============    ================

(1) $1 par value, 1,000,000 shares authorized.

                       See notes to financial statements.

                           NUCLEUS CONSULTING, INC.,
                            STATEMENTS OF CASH FLOWS


                                                          Three months
                                                              ended           Year ended     Year ended         Year ended
                                                            March 31,        December 31,   December 31,       December 31,
                                                               2000              1999           1998               1997
                                                         -----------------  --------------- --------------  -------------------
                                                           (unaudited)        (audited)       (audited)         (audited)
Cash flows from operating activities
    Net income (loss)                                           $  43,109        $ 404,219    $  (231,900)           $  28,650
    Adjustments to reconcile net income (loss) to net
      cash flows provided by operating activities

         Depreciation                                               8,136           32,312         29,766               24,132
         Provision for deferred income tax (benefit)
           expense                                                 23,000           81,000        (20,000)              12,500
         Changes in
               Accounts receivable                               (101,132)         (50,402)        (7,817)            (227,203)
               Prepaid expenses                                    (3,491)           2,658          2,984               (6,449)
               Security deposit                                         0                0           (255)              (4,230)
               Accounts payable                                    (5,564)        (221,316)       279,000               36,360
               Accrued expenses                                    (5,335)          10,778        (20,098)              34,425
               Due to officer                                      14,729           22,697              0                    0
               Income taxes payable                                     0           88,000              0                    0
               Deferred income                                     30,000                0              0              (10,000)
                                                         -----------------  --------------- --------------  -------------------

                Net cash flows provided by (used in)
                  operating activities                              3,452          369,946         31,680             (111,815)
                                                         -----------------  --------------- --------------  -------------------

Cash flows used in investing activities
    Purchases of property and equipment                            (2,234)          (3,031)       (36,870)             (30,156)
                                                         -----------------  --------------- --------------  -------------------

Cash flows from financing activities
    Bank overdraft                                                 (7,718)           9,791              0                    0
    Advance from stockholder                                        6,500                0              0                    0
    Repurchase and retirement of common stock                           0         (203,300)             0                    0
    Principal repayments on note payable, stockholder                   0                0              0              (33,000)
    Principal repayments on long-term debt                              0          (65,000)       (20,000)             (15,000)
    Proceeds from long-term debt                                        0                0              0              100,000
    Net borrowings (repayments) on line of credit                       0         (194,000)        94,613               99,387
                                                         -----------------  --------------- --------------  -------------------

                Net cash flows provided by (used in)
                       financing activities                        (1,218)        (452,509)        74,613              151,387
                                                         -----------------  --------------- --------------  -------------------

Net increase (decrease) in cash                                         0          (85,594)        69,423                9,416

Cash,
    Beginning of year                                                   0           85,594         16,171                6,755
                                                         -----------------  --------------- --------------  -------------------

    End of year                                                         0               $0      $  85,594            $  16,171
                                                         =================  =============== ==============  ===================

Supplemental disclosure of cash flow information

    Cash paid during the year for interest                              0        $   7,574      $  20,485            $  11,901
                                                         =================  =============== ==============  ===================

    Cash paid during the year for income taxes                                                                       $   1,543
                                                                                                            -------------------




                       See notes to financial statements.
                                      F-9

                           NUCLEUS CONSULTING, INC.
                         NOTES TO FINANCIAL STATEMENTS.

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Nature of Business

     Nucleus Consulting, Inc. (the "Company"), is a consulting firm specializing in assisting companies achieve corporate objectives through the use of the most appropriate networking technologies including data networking and telephony and mobile communications. The Company's clients are located throughout the United States. Clients include privately held businesses and Fortune 500 companies. The Company grants credit to substantially all of its clients.

     Accounting Principles

     The financial statements have been prepared on the basis of accounting principles generally accepted in the United States.

     Use of Estimates in the Preparation of Financial Statements

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Revenue Recognition

     The Company recognizes revenue as time is incurred on projects.

     Property and Equipment

     Property and equipment is stated at cost. Major improvements and additions, with an estimated useful life of more than one year, are capitalized. Depreciation is computed using the straight-line method. When property and equipment are disposed of, the cost and related accumulated depreciation are removed from the accounts and the corresponding gain or loss, if any, is included in net income. The estimated useful lives of depreciable assets are as follows:

                                                                          Years
                                                                          -----

              Computer equipment                                            5
              Furniture and fixtures                                        7

                                       F-10

                            NUCLEUS CONSULTING, INC.
                         NOTES TO FINANCIAL STATEMENTS.

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Income Taxes

     Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to the cash basis method of accounting used for income tax purposes, the tax effect of net operating loss carryforwards, and the use of different depreciation methods and lives for financial statement and income tax purposes. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized. The deferred tax liability represents the future tax consequences of those temporary differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

     Interim Financial Information

     The unaudited financial statements for the three month period ended March 31, 2000 included herein are unaudited; however, they contain all normal recurring accruals and adjustments which, in the opinion of management, are necessary to present fairly the financial position of the Company at March 31, 2000 and the results of its operations and cash flows for the three months ended March 31, 2000.


2.   PROPERTY AND EQUIPMENT

     At March 31, 2000 and December 31, 1999, 1998 and 1997 property and equipment and related accumulated depreciation consisted of the following:

                                            March 31,        December 31,        December 31,        December 31,
                                              2000               1999                1998                1997
                                        ---------------     ---------------     ---------------    --------------
                                          (unaudited)          (audited)           (audited)           (audited)

     Computer equipment                 $       138,700     $       136,467     $       133,436    $        131,353
     Furniture and fixtures                      40,413              40,413              40,413               5,626
                                        ---------------     ---------------     ---------------    ----------------
                                                179,113             176,880             173,849             136,979
     Less accumulated depreciation             (106,829)            (98,694)            (66,382)            (36,616)
                                        ---------------     ---------------     ---------------    ----------------

                                        $        72,284     $        78,186     $       107,467    $        100,363
                                        ===============     ===============     ===============    ================

     Depreciation expense for the three months ended March 31, 2000 (unaudited) and the years ended December 31, 1999, 1998, and 1997 was $8,136, $32,312,
     $29,766, and $24,132 respectively.

                            NUCLEUS CONSULTING, INC.
                         NOTES TO FINANCIAL STATEMENTS.

3.   LINE OF CREDIT

     The Company had a $200,000 line of credit available from Citibank, F.S.B. Interest on the outstanding borrowings was payable monthly at the bank's prime rate plus 1.5%. Principle was payable in 24 equal monthly installments. Borrowings were collateralized by substantially all of the assets of the Company and a personal guarantee by the Company's majority stockholder. The line of credit was repaid in full and not renewed during the year ended December 31, 1999.


4.   LONG-TERM DEBT

                                            March 31,        December 31,        December 31,        December 31,
                                              2000               1999                1998                1997
                                        ---------------     ---------------     ---------------    ---------------
                                          (unaudited)          (audited)           (audited)           (audited)

     Citibank, F.S.B., note payable
     in monthly installments of
     $1,667, plus interest at 9.92%
     to March 24, 2002.  The note
     was repaid during 1999.            $             0     $             0     $        65,000    $         85,000

     Less current portion                             0                   0             (20,000)             20,000
                                        ---------------     ---------------     ---------------    ----------------

     Long-term portion                  $             0     $             0     $        45,000    $         65,000
                                        ===============     ===============     ===============    ================


5.   RELATED PARTY TRANSACTIONS

     Due to officer at March 31, 2000 and December 31, 1999, includes consulting fees payable to the Company's stockholder in the amount $37,426 and $22,697, respectively and a loan at March 31, 2000 to the Company of $6,500. The loan is non-interest bearing and is due on demand. Included in the accompanying statement of operations for the three months ended March 31, 2000 and year ended December 31, 1999 is an expense of $23,926 and $65,034 respectively, relating to consulting services provided by the stockholder.

     The majority stockholder of the Company, has a minority equity interest in a customer. Revenues for the year ended December 31, 1999 and outstanding accounts receivable at December 31, 1999 from this customer were $296,637 and $280,314, respectively. Revenues and accounts receivable from this customers for the three months ended March 31, 2000 (unaudited), were $146,956 and $304,895, respectively. Revenues from this customer represented 36% of the Company's revenue for the three months ended March 31, 2000 (unaudited).

                            NUCLEUS CONSULTING INC.
                         NOTES TO FINANCIAL STATEMENTS.

5.   RELATED PARTY TRANSACTIONS (CONTINUED)

     During 1997, the Company leased its premises from the majority stockholder in accordance with the term of an operating lease. The Company terminated its lease with the stockholder as of January 1, 1998 and moved to a new location. For the year ended December 31, 1997, rent expense related to this lease was $20,400.


6.   COMMITMENTS

     Lease of Premises

     The Company is obligated in accordance with the terms of a lease for office space through December 31, 2002. In addition to rentals, the Company is responsible for their proportionate share of real estate taxes and other occupancy costs for the property.

     Future minimum rental payments are as follows:

                      Year ending
                     December 31,
                    -------------
                         1998                                                     $        21,000
                         1999                                                              21,840
                         2000                                                              22,713
                         2001                                                              23,622
                         2002                                                              24,567
                                                                                  ---------------

                                                                                  $       113,742
                                                                                  ===============

     Royalties

     The Company was obligated by an exclusive licensing agreement for the use of the name "NUCLEUS", whereby the Company was required to pay a royalty of 2% of all annual revenue up to a maximum royalty of $53,700 adjusted annually, based on the CPI. The term of the licensing agreement was indefinite and could be terminated by the Company at anytime. The licensing agreement was terminated in 1998.

                            NUCLEUS CONSULTING, INC.
                         NOTES TO FINANCIAL STATEMENTS.



7.   INCOME TAXES

     The provision for income tax expense (benefit) consists of the following components.

                                            March 31,        December 31,        December 31,        December 31,
                                              2000               1999                1998                1997
                                        ---------------     ---------------     ---------------    ----------------
                                          (unaudited)          (audited)           (audited)           (audited)

     Current
       Federal                          $             0     $        72,000     $             0    $              0
       State                                          0              16,000                   0                   0
                                        ---------------     ---------------     ---------------    ----------------

         Total current provision                      0              88,000                   0                   0

     Deferred provision (benefit)                23,000              81,000             (20,000)             12,500
                                        ---------------     ---------------     ---------------    ----------------

         Income tax expense (benefit)   $        23,000     $       169,000     $       (20,000)   $         12,500
                                        ===============     ===============     ===============    ================



     Deferred tax liabilities and assets consisted of the following components.


                                            March 31,        December 31,        December 31,        December 31,
                                              2000               1999                1998                1997
                                        ---------------     ---------------     ---------------    ----------------
                                          (unaudited)          (audited)           (audited)           (audited)
     Liability
       Tax effect of temporary
         differences                    $       190,806     $       154,600     $       161,300    $         49,000
                                        ---------------     ---------------     ---------------    ----------------

     Asset
       Tax effect of temporary
         differences                             86,806              73,600             152,500                   0
       Benefit of net operating loss
         carryforwards                                0                   0              50,000              29,000
       Valuation allowance                            0                   0             (41,200)                  0
                                        ---------------     ---------------     ---------------    ----------------

                                                 86,806              73,600             161,300              29,000
                                        ---------------     ---------------     ---------------    ----------------

     Net deferred tax liability         $       104,000     $        81,000     $             0    $         20,000
                                        ===============     ===============     ===============    ================

     At December 31, 1997 the Company had a net operating loss carryforward of approximately $130,000 expiring December 31, 2012. This loss was fully utilized in 1999.

                            NUCLEUS CONSULTING, INC.
                         NOTES TO FINANCIAL STATEMENTS.



8.   401(k) PLAN

     The Company has a salary reduction plan established under Internal Revenue Code Section 401(k) covering substantially all employees. Company contributions to the plan are determined at the discretion of the board of directors. The discretionary contribution made for the three months ended March 31, 2000 (unaudited) and the years ended December 31, 1999 and 1998, was $5,516, $8,875 and $10,280, respectively. There was no contribution made for the year ended December 31, 1997.


9.   MAJOR CUSTOMERS

     During 1997, aggregate revenues from major customers were $1,034,379. At December 31, 1997, the aggregate receivable from those customers was $28,718.

     During 1999 and 1998, aggregate revenues from three major customers was $2,405,089 and $907,750, respectively. At December 31, 1999 and 1998, the aggregate receivables from those customers were $0 and $315,926, respectively.


10.  STOCK GRANT PLAN

     The Company has a stock grant plan for certain eligible employees. The Company may grant up to 100,000 shares of common stock, which vests over service periods. During the year ended December 31, 1998 the Company awarded 3,166 shares of common stock to its officers. All shares awarded were vested. The fair market value of the shares at the date of award was $0. The fair market value of the shares was determined based on the net equity of the Company as reported in the audited financial statements for the year ended December 31, 1997.


11. SUBSEQUENT EVENT

     On April 20, 2000, the Company's sole stockholder entered into a Stock Purchase Agreement with JAWS Technologies, Inc. (JAWS). Under the terms of the Agreement JAWS acquired 100% of the issued and outstanding shares of common stock. As a result of this transaction, the Company changed its name to JAWS, Inc.

                                   SIGNATURES

         Pursuant to the requirements set forth in the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 16, 2000                          JAWS TECHNOLOGIES, INC.

                                              By:  /s/ Vikki Robinson
                                                   ----------------------------
                                                   Name:  Vikki Robinson
                                                   Title: Corporate Secretary

                                  EXHIBIT INDEX

2.1 Stock Purchase Agreement, dated April 20, 2000, among JAWS Technologies, Inc., a Nevada corporation, Nucleus Consulting, Inc., an Illinois corporation, and Charles A. Ehredt*

23.1     Consent of Klayman & Korman, LLC

99.1     Press Release, dated April 24, 2000.*

--------------------------

*/ Previously filed with the registrant's Current Report on Form 8-K, filed with the Commission on May 5, 2000.